UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 5, 2004

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

817 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On or about November 5, 2004, First Security Group mailed a letter, dated October 29, 2004, to its shareholders regarding First Security Group's results of operation or financial condition for the nine-month period ended September 30, 2004.

First Security Group announced that for the first nine months of 2004, its net income was up 40.7% to $2,323,000 from $1,651,000 for the same period last year. Assets have grown 8.7% to $675,673,000 at quarter end from $621,662,000 a year ago. Tier 1 capital was 10.56% at September 30, 2004.

The information contained or referenced to in this report is furnished or referred to by First Security Group pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless First Security Group specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing or referring to this information, First Security Group makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that was not previously publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: November 5, 2004
	By:	/s/ William L. Lusk, Jr.
	Name:	William L. Lusk, Jr.
	Title:	Chief Financial Officer